TBPELS REGISTERED ENGINEERING FIRM F-1580             FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by Laredo Petroleum, Inc. (the “Annual Report”). Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Laredo Petroleum, Inc. and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2021, 2020 and 2019, and to the inclusion of its summary report dated January 14, 2022 as an exhibit to the Annual Report. We further consent to the incorporation by reference thereof into Laredo Petroleum, Inc.'s Registration Statements on Form S-8 (File No. 333-178828, effective December 30, 2011 File No. 333-211610, effective May 25, 2016, and File No. 333-231593, effective May 20, 2019) and the Registration Statement of Laredo Petroleum, Inc. on Form S-3 (File No. 333-230427, effective March 21, 2019).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
February 24, 2022
    SUITE 2800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799
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